UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/Amendment No. 6

TIER II OFFERING

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Weed Real Estate INC.

(Exact name of registrant as specified in its charter)

Date: March 14, 2016

Nevada	6512	47-4128000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Douglas DiSanti

Chief Executive Officer

340 W. 42nd St, FL 2, P.O. Box 2455
New York, NY 10036

Telephone: 631-991-5461

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED March 14, 2016

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Weed Real Estate, Inc.

81,250,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Weed Real Estate, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Weed Real Estate, Inc.” are offering 62,500,000 shares of our common stock and our selling shareholders are offering 18,750,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer, Douglas DiSanti. Mr. DiSanti is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 62,500,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.02 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 62,500,000 shares being offered by the Company are sold, the Company will receive $1,250,000 in gross proceeds. Assuming 46,875,000 shares (75%) being offered by the Company are sold, the Company will receive $937,500 in net proceeds. Assuming 31,250,000 shares (50%) being offered by the Company are sold, the Company will receive $625,000 in net proceeds. Assuming 15,625,000 shares (25%) being offered by the Company are sold, the Company will receive $312,500 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.02	Not applicable	$0.02
Minimum Purchase	None	Not applicable	Not applicable
Total (62,500,000 shares)	$62,500,000.00	Not applicable	$1,250,000.00

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.02	Not applicable	$0.02
Minimum Purchase	None	Not applicable	Not applicable
Total (18,750,000 shares)	$18,750,000.00	Not applicable	$375,000.00

Currently, Mr. DiSanti owns approximately 98.1% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares and those shares being offered on behalf of the company are sold, Mr. DiSanti will hold or have the ability to control approximately 50.1% of the voting power of our outstanding capital stock.

*Douglas DiSanti will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. DiSanti’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Disanti may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. DiSanti will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. DiSanti’s shares, they will be sold at a fixed price of $0.02 for the duration of the offering.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $20,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Douglas DiSanti, our President, CEO, CFO and Director. There has been no public trading market for the common stock of Weed Real Estate, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE offering circular.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your invest-ment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is March 14, 2016

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

offering circular SUMMARY

In this offering circular, ‘‘Weed Real Estate,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Weed Real Estate, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending May 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your invest-ment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company

Weed Real Estate, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 5, 2015.

The Company is a developmental stage company that intends to provide facilities optimized for the potential cultivation of cannabis in compliance with U.S. states that allow the growth of cannabis whether it be for medical or recreational use. We will be leasing growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Tenants will pay rent and other fees to us for the use of the properties, all in compliance with applicable local and state laws and regulations.

Real Estate Leasing

Our real estate business plan primarily includes plans to acquire and lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. We expect these facilities will range in size from 5,000 to 50,000 square feet. These facilities will only be leased to tenants that possess the requisite state licenses to operate cultivation facilities. The leases with the tenants will provide certain requirements that permit the Company to continually evaluate its tenants’ compliance with applicable laws and regulations.

The Colorado Enforcement Division states that Commercial cultivation of marijuana is regulated primarily by the local governments under Amendment 64 to the Colorado state Constitution. The majority of local jurisdictions restrict cultivation facilities to industrial, agricultural, and/or commercial zones. In addition, both the state and local governments have enacted regulations restricting the proximity of cultivation facilities to schools or other areas where children are likely to congregate. While zoning and setbacks vary in each locality, a number of Colorado jurisdictions impose setback requirements between cultivation facilities and schools.

The statute governing medical marijuana requires that state-licensed medical cultivation facilities be more than 1,000 feet from any school park, child care, drug or alcohol treatment facility, or the main campus of a college, university or seminary, however the state allows local governments to vary these distance restrictions through rule or regulation, C.R.S. § 12-43.3-308(1)(a). While Amendment 64 leaves it entirely up to local governments to regulate state-licensed recreational marijuana establishments, many localities impose these same restrictions. Most of these regulations include setbacks from schools, daycares and drug treatment facilities, as well as limiting the use to industrial, agricultural and commercial zones. A number of jurisdictions also include setbacks from residential areas and requirements that cultivation facilities be equipped with an odor-mitigation filtration system so as to minimize any potential nuisance.

The company will follow these state laws and make sure we are in accordance with them every step of the process. Weed Real Estate will contact the Enforcement Division prior the purchase of a property so that the facility can be inspected by the Division to be sure it is in full compliance. Once the property is cleared by the Colorado Enforcement Division that is in full compliance with State laws, the company will move ahead with the purchase of the building.

In order to maintain in compliance with state laws we plan to take appropriate action by taking precautionary measures such as the following:

-We will ensuring our future facility is in compliance with the laws of the local jurisdiction our facility resides in, and we will have the Colorado Enforcement Division provide approval that we are within the legal guidelines of having a marijuana grow facility.

- The leases with the tenants will provide certain requirements that permit the Company to continually evaluate its tenants’ compliance with applicable laws and regulations.

-We will only identify or accept growers in our facility(ies) that are already operational and have the proper licenses required by state law to grow marijuana. The company will  also ensure that the facility(ies) themselves including their infrastructure are in accordance with all state regulations and that all proper licenses are in order to place a dispensary and or grow facility in our premise. The company will only participate in states where the state government has passed recreational marijuana laws.

-The company will also make sure that all Support Employee Occupational licensee are in place. This is necessary for employees who work within the business but do not make operational decisions.  An example of such an employee would be a bud tender - the majority of occupational license holders are in this category. To receive a Support Employee Occupational license one must complete the Support Employee Occupational Program.

The Support Employee Occupational Program is a program necessary to be taken to acquire a license to work within MED licensed Medical and Retail Marijuana facilities or for employees of vendors that intend to provide services to MED Medical and Retail Marijuana business licensees.  There are two types of Medical Marijuana Occupational Licenses:

  Key Employee:  Necessary for employees that make operational or management decisions that directly impact the business. An example of such an employee is a master grower that determines what or how much of a particular strain to produce or an individual whose decisions have a significant impact on the business and its operations, but does not have an ownership interest in the business.
  Support Employee: Necessary for employees that work within the business but do no makes operational decisions. An example of such an employee would be a bud tender. The majority of occupational license holders are in this category.

We at Weed Real Estate will require evidence from our tenants that they and any of their employees have completed this program and that they possess a a license that evidences that they completed the program within the past two years.

-The company will also make sure that the “Responsible Vendor” program has been completed by all appropriate parties that will operate in our facility(ies) and that each party holds a license attesting to the fact that they completed the program within two years. This program is to be completed by a marijuana store’s owners, managers, and employees who are involved in the handling and sale of Marijuana, Marijuana Products and Marijuana Concentrates. They must attend and successfully complete a certified Responsible Vendor class.

Participants in the Responsible Vendor Program learn the legislative history, rationale for statutory provisions and practical knowledge of the Marijuana Enforcement Division Rules, including proper procedures and unlawful acts. The course is divided into four modules which are required for certification: legislative history, Colorado Medical Marijuana Code, Colorado Retail Marijuana Code and Review Discussion Exam. The program gives the operator of a dispensary the knowledge needed to operate a legal grow facility. They learn the necessary licenses, records of keeping, privacy issues, criminal liability, acceptable forms of ID and other related content during the course.We at Weed Real Estate will require evidence from our tenants that they and any of their employees have completed this program and that they possess a a license that evidences that they completed the program within the past two years.

-The company will also verify the business license of any potential tenant. As an example, in Denver Colorado, the process to verify a license is by contacting Denver Excise & Licenses.

We also plan to acquire commercial real estate and lease office space to media, internet, packaging, lighting, cultivation supplies, and financial services companies.

We do not have a credit facility to finance the acquisition of real estate.

We do not grow, harvest, distribute, market nor sell cannabis.

We do not have a physical facility or office space however, our mailing address is 340 W. 42nd St, FL 2, P.O. Box 2455 New York, NY 10036.

Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations. We will receive proceeds from the sale of 62,500,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. There is uncertainty that we will be able to sell any of the 62,500,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this offering circular and the filing of this Offering Statement, estimated at $20,000.00, are being paid for by Douglas DiSanti, our President, CEO, CFO and Director.

Because our President, Chief Executive Officer, Chief Financial Officer, and sole Director Douglas DiSanti may be unwilling or unable to provide any additional capital to us, we believe that if we do not raise additional capital within 12 months of the qualified date of this Offering Statement, we may be required to suspend or cease the implementation of our business plan.

Summary of Most Significant Risks Relating to this Offering:

Our business is dependent upon states whose laws allow for the growth and sale of marijuana. Despite the development of a legal marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may make in our Company as we may be required to suspend operations by the Federal Government. We may also become the subject of Federal legal and criminal litigation due to the nature of our business, allowing the growth the marijuana on our properties we plan to acquire in the future.

Investors in this offering will not be able to evaluate the real property that we intend to purchase with the offering proceeds. Offering proceeds will be used by us to purchase property at our own discretion and to our own specifications.

*Douglas DiSanti, our CEO will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. DiSanti’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Disanti may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. DiSanti will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. DiSanti’s shares, they will be sold at a fixed price of $0.02 for the duration of the offering.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors on page 6.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 64,500,000 shares of Common Stock and 2,000,000 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 81,250,000 shares of common stock. These shares represent 62,500,000 additional shares of common stock to be issued by us and 18,750,000 shares of common stock to be offered by our selling stockholders. We may endeavor to sell all 62,500,000 shares of common stock after this registration becomes qualified. Upon qualification of this Offering Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.02 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.02 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholders will be utilized or given to the company. Mr. DiSanti will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. DiSanti will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. DiSanti’s shares, they will be sold at a fixed price of $0.02 for the duration of the offering.

*Douglas DiSanti will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. DiSanti’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Disanti may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. DiSanti will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

62,500,000 shares of common stock, at a fixed price of $0.02 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	18,750,000 shares of common stock, at a fixed price of $0.02 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.02 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	64,500,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	127,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	2,000,000 preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	2,000,000 preferred shares will remain issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.02.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.02 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for the purchase of our potential facility or facilities, equipment, working capital, hiring staff, and performance of financial strategies.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 81,250,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer, Douglas DiSanti will sell the 62,500,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer & director, control person and/or affiliate(s) do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer, Chief Financial Officer, and sole Director Douglas DiSanti will own approximately 50.1% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financials can be viewed in their entirety on page F1-F14.

Weed Real Estate, Inc.
Balance Sheets (AUDITED)

As of May 31, 2015

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$3,365
Total Current Liabilities	$3,365

TOTAL LIABILITIES	$3,365

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 20,000,000 shares authorized; par value $0.0001 per share; 2,000,000 shares issued and outstanding as of May 31, 2015	$200
Common Stock:
500,000,000 shares authorized, par value $.0001 per share; 62,500,000 shares issued and outstanding as of May 31, 2015	$6,250
Additional paid-in capital	$15,624
Accumulated deficit	$(25,439)

TOTAL STOCKHOLDERS' DEFICIT	$(3,365)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

Weed Real Estate, Inc.
STATEMENTS OF OPERATIONS (AUDITED)

For the period
May 5, 2015 (inception)
to May 31, 2015
Revenues	$-

Operating Expenses	$25,439

Operating Loss	$(25,439)

Net Income	$(25,439)

Basic income (loss) per common share for continuing operations	$-

Basic weighted average common shares outstanding	62,019,231

Weed Real Estate, Inc.
Balance Sheets

	As of November 30, 2015	As of May 31, 2015
	(unaudited)	(audited)

ASSETS

CURRENT ASSETS:
Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	4,040	3,365
Total Current Liabilities	4,040	3,365

TOTAL LIABILITIES	4,040	3,365

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 20,000,000 shares authorized; par value $0.0001 per share; 2,000,000 shares issued and outstanding as of November 30, 2015 and May 31, 2015.	200	200
Common Stock:
500,000,000 shares authorized, par value $.0001 per share; 64,500,000 shares issued and outstanding as of November 30, 2015; 62,500,000 shares issued and outstanding as of May 31, 2015	6,450	6,250
Additional paid-in capital	15,624	15,624
Accumulated deficit	(26,314)	(25,439)
	.
TOTAL STOCKHOLDERS' DEFICIT	(4,040)	(3,365)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

WEED REAL ESTATE, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended	Six Months Ended
	November 30, 2015	November 30,2015
Revenues	$-	$-

Operating Expenses	675	875

Operating Loss	(675)	(875)

Net Income	$(675)	$(875)

Basic income (loss) per common share for continuing operations	$-	$-

Basic weighted average common shares outstanding	62,019,231	62,019,231

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of May 31, 2015 and November 30, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Douglas DiSanti, our President, Chief Executive Officer, Chief Financial Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. DiSanti, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $300,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we will require $300,000 to put down a down payment on a property valued at about $700,000 in order to carry out operations, which as mentioned is to rent space to growers of cannabis. We plan to complete this action within 3-6 months following qualification of this Regulation A+ offering. Although, we have a target property in mind it may no longer be available when we are prepared to purchase the property therefore, we may need an additional 1-2 months to target another similar property. For all business purposes if we are short of funds we may request funds from our Chief Executive Officer, Douglas DiSanti however, there is no guarantee he will loan us funds. Any surplus in funds we have to consummate any purchase will be used to put a higher down-payment on such a property.

The company has not contacted any institution about financing. We will only contact any such institution when we feel we have both located a target property for purchase and have also secured proper financing as a down payment for such property.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the cannabis industry in any capacity. Because of this we may face difficulty in acquiring financing for our target property. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash for a property in full, and must resort to financing.

Assuming the purchase of a property within 3-6 months, we plan to subsequently conduct any necessary repairs on the facility within 1-2 to make it more suitable and appealing to a tenant, who will at some point be growing/cultivating cannabis. We anticipate that this costs will be upwards of $75,000. Third party contractors will be sought out to do the work. Once again if funds are short or unavailable we will request funds from our Chief Executive Officer, Douglas DiSanti. If at any time we are short of funds we will request funds from Mr. DiSanti however, there is not guarantee he will provide us funds. If we have enough capital to do so, we may decide to carry out additional repairs or upgrades.

Once we purchase a property we will use funds of approximately $100,000-$200,000 to acquire employees to oversee operations. The amount of funds allocated for this may vary and will depend on our financial condition.

The following months after acquiring a tenant we will continue to make any necessary repairs as needed and our current staff at the time will begin to search for other potential properties that would also be suitable to carry out identical operations. We are uncertain as to whether or not this will be viable based on our financial condition. Should our financial position allow us to do so we hope to purchase a second facility between 1.5 to 2 million dollars, putting down a down payment of around $500,000. These figures however, are speculative and we will only carry out such actions if we have the necessary capital to do so.

Outside of the previously mentioned costs we do not anticipate any additional costs.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months Mr. DiSanti has informally agreed to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

*Douglas DiSanti will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. DiSanti’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Disanti may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. DiSanti will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company.

Mr. Disanti intends to sell shares on behalf of the Company prior to selling his own shares however, he has no obligation to sell his shares or shares on behalf of the Company in any particular order. There are no definitive factors that will influence the order in which shares are sold however, if Mr. Disanti provides the Company further capital for general operating expenses he may determine that he would like to recoup these funds through first selling some of his shares. This however is speculative and as mentioned Mr. DiSanti intends to sell Company shares prior to selling his own shares. Regarding the sale of Mr. DiSanti’s shares, they will be sold at a fixed price of $0.02 for the duration of the offering.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

(a) We have issued 2,000,000 shares of preferred stock to our sole director which is considered a senior security whereas the preferred stock has priority over holders of common stock in any claims on the assets and income of the issuer in the event of liquidation and or insolvency. We do not plan to issue any new shares of preferred stock notwithstanding we may issue new shares if certain qualified investors desire such shares to fit their investment criteria. Our sole officer and director may change our policy regarding the issuance of preferred shares at any time and in his sole discretion and without a vote of security holders.

(b) We do plan to borrow money to purchase real estate but will not do so unless this offering is successful. Our business plan involves the acquisition of real estate properties, which will be leased to participants in the marijuana industry. Our sole officer and director may change our policy regarding borrowing money in his sole discretion at any time and without a vote of security holders.

(c) We have not and do not have any plans to make loans to other persons. Our sole officer and director may change our policy regarding plans to make loans to other persons or entities in his sole discretion at any time and without a vote of security holders.

(d) We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our sole officer and director may change our policy regarding plans to make loans to other persons or entities in his sole discretion at any time and without a vote of security holders.

 (e) We have not and do not have any plans to underwrite securities of other issuers. Our sole officer and director may change our policy regarding plans to underwrite securities of other issuers in his sole discretion at any time and without a vote of security holders.

(f) We have not and do not have any plans to engage in the purchase and sale (or turnover) of investments. Our sole officer and director may change our policy regarding plans to engage in the purchase and sale (or turnover) of investments at any time and without a vote of security holders.

(g) We have not and do not have any plans to offer securities in exchange for property. Our sole officer and director may change our policy regarding plans to offer securities in exchange for property at any time and without a vote of security holders.

(h) We have not and do not have any plans to repurchase or otherwise reacquire its shares or other securities. Our sole officer and director may change our policy regarding plans to repurchase or otherwise reacquire its shares or other securities at any time and without a vote of security holders.

(i) We do intend to make annual or other reports to security holders in the future, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. Our sole officer and director may change or eliminate our policy regarding plans to make annual reports available to security holders including the content at any time and without a vote of security holders.

INVESTMENT POLICIES OF REGISTRANT

(a) Investments in real estate or interests in real estate.

1. We plan to focus our acquisitions of real estate only in the states which currently allow for the growth of marijuana: Alaska, Colorado, Oregon and Washington, but in the future may expand our operations to acquire and lease real estate in other states as new markets emerge and new states adopt legalization policies for the growth of marijuana for both recreational and medicinal use. Our sole officer and director may change our existing policy regarding target acquisition states at any time and without a vote of security holders. We may invest 100% of our assets in the purchase of a single piece of real estate.

 2. We may invest in any type of commercial real estate including but not limited to industrial, office, retail buildings, special purpose buildings, or undeveloped acreage.

3. To finance the acquisition of commercial property, we plan on selling stock pursuant to this offering. We may also use a (to be identified) crowd funding platform to sell shares pursuant to this offering but have no definitive plans to do so. We hope to raise approximately $300,000.00 which will be used make a down payment on a warehouse in Colorado. In order to complete this transaction the company intends to take a first mortgage from the bank in the amount of $400,000.00 to purchase a property for close to $700,000.00. While the actual numbers may change this is the preliminary goal of the company because we aim to cover a large percentage of the entire purchase price with a sizeable down payment. We plan to wait six months to a year to create a favorable relationship with the bank, which we expect will have developed via timely payments made upon the mortgage, at which point an attempt will be made to refinance the mortgage for 75% LTV (Loan-to-value). This will allow the company to take out a mortgage of $562,000.00 which will then be used to help finance another warehouse in either Colorado, Washington or Oregon for somewhere between $1.5 million to $2 million. The specific numbers in this scenario may be changed as well, but we can say with relative certainty that should everything go according to plan then the aforementioned values should be fairly accurate. There will be no limitations on the number of mortgages which may be placed on any one piece of property. Our sole officer and director may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

4. We believe that our CEO has the necessary experience to carry out our business plan.

5. Our policy is to acquire assets primarily for income and not capital gain. Our sole officer and director may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

6. We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific property.

7. We do not have any other material policy with respect to our proposed real estate activities.

(b) Investments in real estate mortgages.

We do not have any policy or plans at this time to invest in any real estate mortgages. Our sole officer and director may change our existing plans regarding investments in real estate mortgages at any time and without a vote of security holders.

(c) Securities of or interests in persons primarily engaged in real estate activities.

We do not have any policy or plans at this time to invest in persons or entities engaged in real estate activities. Our sole officer and director may change our existing plans regarding investing in persons or entities engaged in real estate activities at any time and without a vote of security holders.

(d) Investments in other securities.

We do not have any policy or plans at this time to invest in any other types of real estate securities. Our sole officer and director may change our existing plan regarding an investment in any other real estate securities at any time and without a vote of security holders.

DESCRIPTION OF REAL ESTATE.

We do not own or lease any real estate at this time.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We may be unable to acquire the properties that are critical to our proposed business.

Our business plan involves the acquisition of real estate properties, which will be leased to participants in the marijuana industry. The zoning and operational restrictions on marijuana industry participants may limit the availability of properties suitable for this purpose. There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

The company has not contacted any institution about financing. We will only contact any such institution when we feel we have both located a target property for purchase and have also secured proper financing as a down payment for such property. We may not be able to acquire financing due to the nature of our business.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the cannabis industry in any capacity. Because of this we may face difficulty in acquiring financing for our target property. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash for a property in full, and must resort to financing.

Our proposed business is dependent on state laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado and Washington approved and implemented regulations to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders.

Marijuana remains illegal under federal law.

Despite the development of a legal marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may make in our Company as we may be required to suspend operations by the Federal Government. We may also become the subject of Federal legal and criminal litigation due to the nature of our business, allowing the growth the marijuana on our properties we plan to acquire in the future.

The marijuana industry faces significant opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana industry. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Potential customers, clients and tenants of the Company have difficulty accessing the service of banks, which may make it difficult for them to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for potential customers, clients and tenants of the Company to operate.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

If we fail to attract and retain tenants for the properties we purchase, as well as continue to improve our facilities with developing technology and industry standards, then we may not be able to accomplish our business plan.

Our company is planning to acquire highly desirable locations suitable for the growth of legal marijuana in the states in which this practice is allowed. However, as technology continues to improve and new changes to the industry take place our facilities will need to be upgraded to keep pace. If we fail to remain at the forefront of our industry, after operations begin, then we may not be able to retain and attract renters to our real estate, which would have an adverse effect on our business operations.

Our success depends substantially on the continuing efforts of our sole officer and director, and our business may be severely disrupted if we lose his services.

Our future success heavily depends upon the continued services of our sole officer and director. We currently do not maintain life insurance for our sole officer and director. If he is unable or unwilling to continue in his present positions, it could severely disrupt our business operations, and we may not be able to replace him easily or at all.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

Marijuana growth facilities are a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our real estate;

• Changes in the Cannabis industry;

• Our ability to retain existing customers or encourage repeat purchases;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, Chief Executive Officer and Director, Douglas DiSanti, beneficially owns approximately or has the right to vote on 98% of our outstanding stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Douglas DiSanti’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Douglas DiSanti, our President CEO and sole Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Douglas DiSanti, our President, CEO and sole Director. We currently do not have an employment agreement with Mr. DiSanti. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquisition of real estate, marketing our real estate, upkeep of our properties, and management of the business process. If we are not successful, we will not be able to fully implement or expand our business plan.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and Director, have minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officer and Sole Director lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO, CFO & Sole Director Douglas DiSanti lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Government Regulation

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act in states which have approved ballot measures to legalize cannabis for adult use, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of June 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado, Washington, Oregon and Alaska have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana in states which have approved ballot measures to legalize cannabis for adult use, to prevent:

• the distribution of marijuana to minors;

•criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

•the diversion of marijuana from states where it is legal under state law to other states;

•state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•violence and the use of firearms in the cultivation and distribution of marijuana;

•driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

•the growing of marijuana on public lands; and

•marijuana possession or use on federal property.

If the Federal government should target our Company for investigation, if we have tenants growing or selling marijuana, both our tenants and us could face legal consequences or even criminal litigation as marijuana remains an illegal schedule one drug that is not to be possessed, grown, or sold within the confines of the United States.

Also worth noting is the financial burden we may face or become a party to. Even in states in which cannabis is legalized for recreational and or medical use, any sellers of marijuana are not able to write off any business expenses attributed to the sale of cannabis as it is not considered to be, federally speaking, tax deductible. Additionally, Companies selling cannabis may face hurdles in establishing bank accounts with Federally regulated banks. Because we will be generating revenue solely through the rent our future tenants pay we do not believe we will have any issues establishing a bank account, nor any issues relating to an increased tax burden.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 64,500,000 shares are issued and outstanding as of March 14, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 20 shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Weed Real Estate, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. DiSanti will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. DiSanti is going to be selling shares on behalf of the Company in this offering. Mr. DiSanti is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. DiSanti’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our President, CEO and CFO, Douglas DiSanti does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Douglas DiSanti does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer Douglas DiSanti, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $20,000. We will have to utilize funds from Douglas DiSanti, our President, CEO, CFO and sole Director, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

To fully understand the demand for real estate in this industry, and why Weed Real Estate, Inc. has such an opportunity to fill this demand, one must look to the marijuana industry's recent growth. The U.S. market for legal cannabis grew 74 percent in 2014 to $2.7 billion, up from $1.5 billion in 2013. This report was published by The ArcView Group, a cannabis industry investment and research firm based in Oakland, California. They also predict a 32 percent growth in the market in 2015 and that over the next five years fourteen more states will legalize recreational marijuana and two more states will legalize medical marijuana. The report predicts that by 2019 all of the state-legal marijuana markets combined will make for a potential overall market worth of almost $11 billion per year. This enormous growth potential of the industry seems to be limited only by the possibility of states rejecting the loosening of their drug laws. With the aforementioned information taken into account it is clear to see that the demand for real estate in which to grow legal cannabis will almost unquestionably continue to increase in the coming years.

One of the few factors limiting the growth of the cannabis industry is federal law. It should be noted that while many states have enacted state laws that decriminalize the use of marijuana and allow for the recreational, and or medical use of the drug, as well as for its growth and distribution, it does however remain illegal to posses, grow, or distribute through federal law, which supercedes state law.

Currently, many Companies now make readily available products, materials, or full grow areas, or facilities that aid in the growth of cannabis. In particular Greengro Technologies and Terra Tech, Inc, who provide equipment for the growth of cannabis are now beginning to focus on providing real estate or facilities that are turnkey exclusively for growers of cannabis. It is expected that more competition will arise however, it should be noted that the majority of facilities that are utilized by growers of cannabis, dispensaries, or other related parties, remain to be owned by private individuals or entities as opposed to Corporate entities.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

Weed Real Estate, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 5, 2015.

On May 6, 2015, Douglas DiSanti was appointed as President, Chief Executive Officer, Chief Financial Officer, and Director.

On May 6, 2015, the Company issued 62,500,000 shares of restricted common stock and 2,000,000 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO, CFO and sole Director, Douglas DiSanti.

On June 13, 2015, ETN Services LLC was issued 2,000,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. Thomas DeNunzio is the controlling party for ETN Services LLC.

Business Information

Introduction

Weed Real Estate, Inc. is a developmental stage company that plans to provide real estate leasing services to the regulated cannabis industry within the United States. It is imperative to note that the company will only lease property to licensed marijuana growers,dispensary owners and other participants in the cannabis industry in the states where the growth of marijuana has been legalized. The company plans to provide complete turn-key facilities to these outside parties who can then utilize the property to further their own business operations. Weed Real Estate Inc. does not, and will not, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America. The role of the company will be to simply acquire warehouse/retail properties that are ideally suited for marijuana growers, with all the features and amenities that any top of the line grower would require, and then lease this property to interested parties in order to make a profit.

Weed Real Estate Inc. plans to fill the growing demand, and need, that newly licensed cannabis growers have for real estate now that marijuana has been legalized in several states. Legal marijuana is one of the fastest growing industries in the United States, and it is possible that if all fifty states eventually legalize marijuana for recreational use that the market could be even larger than the organic food market according to the Huffington Post. Consequently, as more and more states push towards legalization they will need the real estate in which to pursue their business operations. Weed Real Estate, Inc. plans to focus only upon the states which currently allow for the growth of marijuana: Alaska, Colorado, Oregon and Washington, but in the future may expand our operations to acquire and lease real estate in other states as new markets emerge and new states adopt legalization policies for the growth of marijuana for both recreational and medicinal use. As more and more states opt for legalization the market will continue to grow, and as the market for legalized marijuana grows, so too will the demand for the facilities companies like Weed Real Estate, Inc. will provide.

Operational Plan

The real estate market is competitive, and to ensure that the properties purchased by Weed Real Estate, Inc. stand out from the competition and become the ideal choice for marijuana growers there are a few steps that have to be taken. Regardless of the geographic location of our future properties, we must ensure that the real estate we purchase is zoned appropriately for the growth of marijuana. To do so, the company intends to work with local Planning Departments in order to gain insight into land use laws in order to ensure that whatever property we purchase can be utilized as we intend. The company must take into account laws regarding the required distance that must be maintained from 'sensitive use locations' which include schools, churches or recovery and addiction centers, public parks, other dispensaries, etc. The full legalization of marijuana in certain states is a fairly new development, and as such many individuals and companies are not completely informed on all of the necessary requirements and laws that pertain to the growth of cannabis. Our knowledge of exactly where dispensaries can, and cannot, operate will be invaluable in determining the ideal location well suited to the needs of our lessors.

In addition to determining the ideal location for real estate of use to marijuana growers, the company also intends to purchase buildings with amenities and features tailored perfectly for almost any grower. In our exploratory efforts we have identified several locations that may be well suited for this task, but the primary location we are considering to purchase is a turn-key grow facility, meaning that it is already tailored for the growth of marijuana. It is located in Colorado and zoned for cultivation for all marijuana uses and has three flower/harvest rooms equipped with (215) Gavita DE 1000watt Flower Lights. Three Seedling/Immature Rooms equipped with (51) Hardcore Metal Halide 600watt Lights and (6) T-5 4bulb Cloning Lights. There is a lab and kitchen with plumbing and electricity soon to be installed, a water treatment and clean area with a large wash sink and sanitation area with a water temperature equalizer and storage tanks. The facility is air conditioned and has an upstairs remote access DVR room equipped with 64-port DVRs compliant with current Marijuana Enforcement Division requirements and hardwired security cameras throughout the interior and exterior. The only caveat is that a separate permit will be required to install extractor and explosion proof vent hood. The warehouse was designed from the ground up with the growth of marijuana in mind, and the company believes that when a renter is found, even with the asking price of close to $700,000.00 in total for the entire facility, there is room to pay off the mortgage that will have to be taken in order to purchase the property and even begin to see profitability.

**The aforementioned target property is in full compliance with all zoning and state laws. Our CEO has reached out to the seller and made his intent clear that the Company would like to make the purchase of the property should the Company raise enough capital to do so in this offering. It should be noted that the seller has no obligation to hold or reserve the property until funds are raised and that he may sell to another party if in that time the Company is not able to come up with enough funds to make the purchase. Should the property be sold to another party we plan to seek an alternate, similarly priced property that is also in compliance with all applicable zoning and state laws.

The Colorado Enforcement Division states that Commercial cultivation of marijuana is regulated primarily by the local governments under Amendment 64 to the Colorado state Constitution. The majority of local jurisdictions restrict cultivation facilities to industrial, agricultural, and/or commercial zones. In addition, both the state and local governments have enacted regulations restricting the proximity of cultivation facilities to schools or other areas where children are likely to congregate. While zoning and setbacks vary in each locality, a number of Colorado jurisdictions impose setback requirements between cultivation facilities and schools.

The statute governing medical marijuana requires that state-licensed medical cultivation facilities be more than 1,000 feet from any school park, child care, drug or alcohol treatment facility, or the main campus of a college, university or seminary, however the state allows local governments to vary these distance restrictions through rule or regulation, C.R.S. § 12-43.3-308(1)(a). While Amendment 64 leaves it entirely up to local governments to regulate state-licensed recreational marijuana establishments, many localities impose these same restrictions. Most of these regulations include setbacks from schools, daycares and drug treatment facilities, as well as limiting the use to industrial, agricultural and commercial zones. A number of jurisdictions also include setbacks from residential areas and requirements that cultivation facilities be equipped with an odor-mitigation filtration system so as to minimize any potential nuisance.

The company will follow these state laws and make sure we are in accordance with them every step of the process. Weed Real Estate will contact the Enforcement Division prior the purchase of a property so that the facility can be inspected by the Division to be sure it is in full compliance. Once the property is cleared by the Colorado Enforcement Division that is in full compliance with State laws, the company will move ahead with the purchase of the building. To the knowledge of our Company the property we intend to purchase is in full compliance with all of the state and local laws to operate a grow facility. We believe this to be a fact as, our CEO Douglas DiSanti has inspected and toured the interior as well as exterior of the property, checking to see that it is in compliance and also because the current owner of the property relayed to our CEO that the property is indeed in full compliance with all necessary state and local laws to operate a grow facility. Following inspection by Mr. DiSanti and based of the information provided by the current owner of the intended property for purchase, the Company believes the property also satisfies all specific Colorado laws pertaining to this industry and operating a grow facility in every regard.

As mentioned Weed Real Estate will contact the Enforcement Division prior the actual purchase of any property so that the facility can be inspected by the Division to be sure it is in full compliance. The Company will not do this however until it believes it has enough funds to make any purchase.

The example mentioned in the previous paragraphs is the kind of real estate that Weed Real Estate, Inc. intends to acquire and lease out to growers. The facilities will be far superior to an average run of the mill warehouse, and are designed from the ground up to cater almost exclusively to those companies, or perhaps even individuals, looking to grow legal cannabis. Of course, not every location we purchase will be exactly as the one described, but many of the features listed above we plan to have in all of our facilities. The fact that all of our properties will have cannabis growers in mind is perhaps one of our largest competitive advantages. The amenities make the properties that much more appealing, and though the equipment specifically needed for the growth of marijuana will need to be brought in by the renter personally, the facility as a whole is an ideal environment for anyone in this industry.

To finance the acquisition of company property Weed Real Estate, Inc. is beginning the process of raising funds through a combination of venues which will include, but will not necessarily be limited to, raising money through stock in public markets, private funding and crowd funding efforts. In total the company hopes to raise approximately $300,000.00 which will be used make a down payment on a warehouse in Colorado. In order to complete this transaction the company intends to take a first mortgage from the bank in the amount of $400,000.00 to purchase a property for close to $700,000.00. While the actual numbers may change this is the preliminary goal of the company because we aim to cover a large percentage of the entire purchase price with a sizeable down payment. Weed Real Estate, Inc. plans to wait six months to a year to create a favorable relationship with the bank, which we expect will have developed via payments made upon the mortgage, at which point an attempt will be made to re-finance the mortgage for 75% LTV (Loan-to-value). This will allow the company to take out a mortgage of $562,000.00 which will then be used to help finance another warehouse in either Colorado, Washington or Oregon for somewhere between $1.5 million to $2 million. The specific numbers in this scenario may be changed as well, but we can say with relative certainty that should everything go according to plan then the aforementioned values should be fairly accurate.

We believe that our Chief Executive Officer Douglas DiSanti, who has commercial underwriting experience, will be able to achieve for us a conventional commercial mortgage with a banking or savings institution or other traditional financial institution. The reason being is that we plan on making a down payment of approximately $300,000 towards an anticipated $700,000 purchase price for a commercial building. That represents a loan to value of 42.9%, meaning that we would have an equity stake of 57.1%. Therefore, the risk of default is low since a lender would be able to ensure getting their money back if we did not pay the loan back. Most conventional purchase money commercial mortgages are given with a loan to value of 75% or less. Furthermore, our goal is to target a building that will have a debt service coverage ratio of at least 1.25 meaning that there will be free cash flow after all expenses equal to 25% of annual income.

As the company acquires properties and finds growers to lease this real estate to, a steady cash flow should be established that will cover the mortgage and additionally generate profit. In order to achieve this, the company will ensure that any lease signed by growers/borrowers will result in a DSCR (Debt-Service Coverage Ratio) at a minimum of 1.20x annum. However, the company anticipates the DSCR being much higher than 1.20x. To make that clear in laymen's terms, a DSCR of 1.00x means that the cash flow generated by renting out the properties will simply cover all the mortgage payments. Anything over 1.00x will result in a positive cash flow and steady income for the company. In this instance with a DSCR of 1.20x annum that means that after paying off the entire mortgage on the property the company will make an additional twenty percent. This steady income revenue will initially be used to put right back into the company, to pay any employees as necessary, and to purchase more warehouse properties in the future.

Over the course of the next two to three years the company intends to own between three and four warehouses, all of which will have cash flow via leasing the properties to marijuana growers. Assuming that the company manages to achieve these goals then Weed Real Estate, Inc. will have several million dollars in assets and a steady cash flow. At that point in time, any further growth can not accurately be predicted, because future operations past the next two to three years will largely be determined by the events that will transpire over those next few years, however we intend to continue to put the money we generate back into the business, acquire new property, expand to new markets as they emerge and future legislation allows for the growth of marijuana in more states and offer top of the line warehouses to marijuana growers throughout the growing United States market.

Effect of Industry on Operations

As mentioned and made clear throughout this offering statement, the growth, possession, and or sale of cannabis remains illegal per federal law, despite the legalization of cannabis by some states for recreational and or medical use. Since we will plan to rent out our future property to growers of cannabis who will grow and or sell cannabis, our tenants may be forced to suspend operations due to federal law. If this is to occur we will need to find other tenants to fill any vacancy.

Employees

As of March 14, 2016 we have one part time employee, our President, CEO, CFO, and Director, Douglas DiSanti.

Currently, our sole Officer and Director has the flexibility to work on our business up to 25 to 30 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which Weed Real Estate, Inc. competes is highly competitive. Many Companies and private parties offer facilities that cater to customers intending to grow or harvest cannabis. We hope to maintain our competitive advantage through our up to date facilities with the most current of botanical equipment, as well as by offering a premium on customer service.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,250,000 as anticipated.

If 62,500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase Real Estate/ Facility/ Closing Costs	$900,000
Repairs/ Maintenance As Needed	$200,000
Hire Staff	$125,000
TOTAL	$1,250,000

If 46,875,000 shares (75%) are sold:

Next 12 Months

Planned Actions	Estimated Cost to Complete
Purchase Real Estate/ Facility/ Closing Costs	$700,000
Repairs/ Maintenance As Needed	125,000$
Hire Staff	$112,500
TOTAL	$937,500

If 31,250,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase Real Estate/ Facility/ Closing Costs	$450,000
Repairs/ Maintenance As Needed	$75,000
Hire Staff	$100,000
TOTAL	$625,000

If 15,562,500 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase Real Estate/ Facility/ Closing Costs	$225,000
Repairs/ Maintenance As Needed	$50,000
Hire Staff	$36,250
TOTAL	$312,500

The above figures represent only estimated costs for the next 12 months. If necessary, Douglas DiSanti, our CEO and Director, has verbally agreed to provide the company funds to complete the registration process. Douglas DiSanti will not be repaid from the proceeds of this offering by the Company. There is no obligation for the Company to pay back any monies provided to the Company by Mr. DiSanti.

The Company does not intend to reimburse Mr. DiSanti for the costs of this offering and has no obligation to do so. Proceeds from the sale of shares by the Company will not be used to compensate our sole Officer and Director, Mr. Disanti.

As mentioned previously, should the purchase and operations of the first grow facility be successful the Company has tentative plans to purchase a second unidentified property to carry out the same type of operations.

The purchase price of a second facility we estimate to be between $1,500,000-$2,000,000. At this time we do not know how much cash we would put down on the purchase of such a property however, we estimate it will be between $500,000 to $1,000,000. The money we would put down on such a property would be from revenue generated via our initial property we have yet to purchase. We will only make a purchase of a second property should it be financial feasible to do so and if it is in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.00.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$625,000
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share
after offering	$0.01
Capital contributions	$0
Number of common shares outstanding before the offering	64,500,000
Number of common shares after offering assuming the sale of 50% of shares	95,750,000
Percentage of ownership after offering	67.36%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$1,250,000
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share
after offering	$0.01
Capital contributions	$0
Number of common shares outstanding before the offering	64,500,000
Number of common shares after offering assuming the sale of the maximum number of shares	127,000,000
Percentage of ownership after offering	50.78%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.02
Dilution per share	$0.01
Capital contributions	$625,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of common shares after offering held by public investors	31,250,000
Percentage of ownership after offering	32.64%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.02
Dilution per share	$0.01
Capital contributions	$1,250,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	62,250,000
Percentage of ownership after offering	49.22%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 18,750,000 shares of our common stock held by 1 (one) shareholder.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 14, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Douglas DiSanti	62,500,000	18,750,000	43,750,000	40.80%
Total	62,500,000	18,750,000	43,750,000	40.80%

* Douglas DiSanti is the Chief Executive Officer, Chief Financial Officer, and Director of the Company.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Douglas DiSanti, our sole officer and director and selling stockholder through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. DiSanti or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the selling shareholders may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $.02 per share. The sale of our common stock offered by us or Mr. DiSanti through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 64,500,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 18,750,000 shares of its common stock for sale at the price of $0.02 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Douglas DiSanti will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Douglas DiSanti is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Douglas DiSanti will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. DiSanti is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. DiSanti will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Douglas DiSanti will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 62,500,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company or Mr. DiSanti may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.02 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Weed Real Estate, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 64,500,000 shares of Common Stock and 2,000,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 20 shares of common stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this offering circular and the Offering Statement have been audited by Scrudato & Co., PA, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Offering Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time we do not have a physical facilities or office spaces. Our mailing address is 340 W. 42 St, FL2, P.O. Box 2455, New York, NY 10036. On a need be basis our CEO, Mr. DiSanti, utilizes his personal residence to carry out Company operations that are able to be carried out online.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Douglas DiSanti	26	President, Chief Executive Officer, Chief Financial Officer and Director

Douglas DiSanti

Over the last five years Douglas DiSanti, CEO and sole board member has been heavily involved in the commercial real estate industry. On June 1, 2011 he held a position at the major commercial real estate company Reis, Inc. that is publicly traded on the NASDAQ as a commercial Real Estate Research Analyst. In that position, he gathered market data for multi-family and warehouses all throughout the country. After researching this information, he would compile packages which were then purchased by major banks that included market data such as average rent, sale prices, occupancy, cap rates etc. for these buildings throughout the country.

On August 6, 2012, Douglas began Underwriting for one of the largest commercial real estate banks in the country, New York Community Bank. As a commercial Real Estate Underwriter he underwrote multi-family, warehouse, retail/office, co-ops, condominiums, residential and construction projects. While in that position, he underwrote approximately $1.5 billion dollars in commercial real estate loans and put together executive summaries which were presented at committee for approval. The executive summaries included analyzing the cash flow of the property and Loan to Value to make sure that the cash flow in place would be sufficient to support the mortgage. He also went through tax returns, Personal Financial Statements and real estate experience for each borrower which was included in the summary. Also included in the executive summaries were the pre-payment penalty for each loan and the structure of the loan. Lastly, Douglas also worked on modifications of existing loans, maturity extensions, escrow releases and monitoring existing loans to see how they were performing. On December 2, 2013, Douglas joined Community Federal Savings Bank as a commercial Real Estate Underwriter. He performed similar duties in this role as he did at New York Community Bank.

On December 28, 2014, Douglas joined another major commercial Real Estate Bank that is also publicly traded on the NASDAQ and has a strong international presence as well, Santander Bank. He was hired to be a commercial Real Estate Portfolio Manager; he is in charge of managing a portfolio consisting of approximately 350 commercial real estate loans; in excess of $1.5 billion dollars. The loans that he manages include multi-family, retail/office, warehouse and co-ops. He conducts yearly reviews on all of these loans. Those that are not performing up to the Bank's standards are presented to the executive management team so as to ascertain what the problem is with the subject loan. He also works on special escrow releases, undertakings, and maturing loans. In this roll, Douglas is analyzing every aspect of the loan from the income/expense statement, rent roll, LTV, DSCR, real estate taxes, Water and Sewer expenses, insurance coverages and any other expenses that the borrower is reporting.

Douglas DiSanti has extensive experience in the commercial real estate industry, as detailed above, which will allow him to properly find a building that would be a good investment for the company. He understands the challenges and risks involved when deciding what building would be ideal to purchase for the company. Douglas DiSanti, CEO of Weed Real Estate Inc. and sole board member completed his MBA on June 6, 2014 from Texas A&M - Commerce and his undergraduate degree from The College at Brockport on May 12, 2011, with a major in finance.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of March 14, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Douglas DiSanti, President, CEO, CFO Director	(1)	-	-	6,450 (2)	-	-	-	-	$6,450

(1) The Company was incorporated in the State of Nevada on May 5, 2015

(2) On May 6, 2015, the Company issued 62,500,000 shares of restricted common stock and 2,000,000 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO and sole Director, Douglas DiSanti.

Compensation of Directors

The table below summarizes all compensation of our directors as of March 14, 2016.

DIRECTOR COMPENSATION

Name and principal position (a)	As of March 14, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Douglas DiSanti, President, CEO, CFO Director	(1)	-	-	6,450 (2)	-	-	-	-	$6,450

(1) The Company was incorporated in the State of Nevada on May 5, 2015

(2) On May 6, 2015, the Company issued 62,500,000 shares of restricted common stock and 2,000,000 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO and sole Director, Douglas DiSanti.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 14, 2016 the Company has 64,500,000 shares of common stock and 2,000,000 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Douglas DiSanti	62,500,000	96.9%	2,000,000	100.0%	98.1%
5% Shareholders
None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 6, 2015, Douglas DiSanti was appointed as President, Chief Executive Officer, Chief Financial Officer, and Director.

On May 6, 2015, the Company issued 62,500,000 shares of restricted common stock and 2,000,000 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO and sole Director, Douglas DiSanti.

On June 13, 2015, ETN Services LLC was issued 2,000,000 shares of restricted common stock with a par value of $.0001 in exchange for services rendered to the Company. These services included Edgar Filing Services and assistance regarding the preparation of this offering statement. Both Mr. Thomas DeNunzio (the controlling party of ETN Services LLC) and ETN Services, LLC have no relationship with the Company outside of the Edgar Filing Services and preparation of this offering statement in which they have provided to the Company.

The controlling party of ETN Services LLC is Thomas DeNunzio.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our sole director plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

FINANCIAL STATEMENTS AND EXHIBITS.

Weed Real Estate, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Accounting Firm	F2

Financial Statements:

Balance Sheet as of May 31, 2015 (Audited)	F3

Statement of Operations for the period May 5, 2015 (date of inception) to May 31, 2015 (Audited)	F4

Statement of Changes in Stockholders (Deficit) for the period May 5, 2015 (date of inception) to May 31, 2015 (Audited)	F5

Statement of Cash Flows for the period May 5, 2015 (date of inception) to May 31, 2015 (Audited)	F6

Notes to Financial Statements	F7-F8

Balance Sheet as of November 30, 2015 (Unaudited) and as of May 31, 2015 (Audited)	F9

Statement of Operations for the three months ended November 30, 2015 and the six months ended November 30, 2015 (Unaudited)	F10

Statement of Changes in Stockholders (Deficit) for the period May 5, 2015 (date of inception) to May 31, 2015 (Audited) and for the period June 1, 2015 to November 30, 2015 (Unaudited)	F11

Statement of Cash Flows for the six months ended November 30, 2015 (Unaudited) and for the six months ended November 30, 2014 (Unaudited)	F12

Notes to Financial Statements	F13-F14

- F1 -

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Weed Real Estate, Inc.

We have audited the accompanying balance sheets of Weed Real Estate, Inc. (“the Company”) as of May 31, 2015 and the related statements of operations, stockholder's deficit, and cash flows for the period May 5, 2015(inception) through May 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weed Real Estate, Inc. as of May 31, 2015 and the results of its operations and its cash flows for the period May 5, 2015(inception) through May 31, 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, the Company has limited operating history and has incurred losses since inception and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

June 19, 2015

7 Valley View Drive Califon, New Jersey 07830

Registered Public Accounting Company Oversight Board Firm

- F2 -

Weed Real Estate, Inc.
Balance Sheets

As of May 31, 2015

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$3,365
Total Current Liabilities	$3,365

TOTAL LIABILITIES	$3,365

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 20,000,000 shares authorized; par value $0.0001 per share; 2,000,000 shares issued and outstanding as of May 31, 2015	$200
Common Stock:
500,000,000 shares authorized, par value $.0001 per share; 62,500,000 shares issued and outstanding as of May 31, 2015	$6,250
Additional paid-in capital	$15,624
Accumulated deficit	$(25,439)

TOTAL STOCKHOLDERS' DEFICIT	$(3,365)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

Weed Real Estate, Inc.
STATEMENTS OF OPERATIONS

For the period
May 5, 2015 (inception)
to May 31, 2015
Revenues	$-

Operating Expenses	$25,439

Operating Loss	$(25,439)

Net Income	$(25,439)

Basic income (loss) per common share for continuing operations	$-

Basic weighted average common shares outstanding	62,019,231

The accompanying notes are an integral part of these consolidated financial statements.

- F4 -

Weed Real Estate, Inc.
STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid-in		Shareholders'
	Shares	Par	Shares	Par	Capital	Deficit	Deficit

Opening Balance, May 5, 2015	-	$-	-	$-	$0	$-	$-

Common shares issued to founder			62,500,000	6,250			6,250
Common shares issued for consulting			2,000,000	200			200
Contribution of expenses					15,624		15,624
Preferred shares issued to founder	2,000,000	200	-	-			200
Net income						(25,439)	(25,439)
Balance, May 31, 2015	2,000,000	$200	64,500,000	$6,450	$	$(25,439)	$(3,165)

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

Weed Real Estate, Inc.
STATEMENTS OF CASH FLOWS
For the period
May 5, 2015 (inception)
to May 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations	$(25,439)
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Common shares issued for services	6,250
Preferred shares issued for services	200
Shares cancelled
Changes in:
Accrued expenses	3,365
Net cash provided by (used in) operating activities	(15,624)

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed	15,624

Net cash (used in) provided by financing activities	15,624
Net increase in cash	-
Cash, beginning of period	-
Cash, end of period	$-

The accompanying notes are an integral part of these consolidated financial statements.

- F6 -

Weed Real Estate, INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended May 31, 2015

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Weed Real Estate, Inc., (the Company), is a developmental stage company, incorporated under the laws of the State of Nevada on May 5, 2015. The company has elected May 31st as its fiscal year end. The company plans to provide real estate leasing services to the regulated cannabis industry within the United States. It is imperative to note that the company will only lease property to licensed marijuana growers and dispensary owners in the states where the growth of marijuana has been legalized. The company plans to provide complete turn-key facilities to these outside parties who can then utilize the property to further their own business operations. Weed Real Estate Inc. does not, and will not, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America. The role of the company will be to simply acquire warehouse/retail properties that are ideally suited for marijuana growers, with all the features and amenities that any top of the line grower would require, and then lease this property to interested parties in order to make a profit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing real estate leasing services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured.   In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are amounts due from real estate leasing services, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis and do not bear interest, although a finance charge may be applied to amounts outstanding more than thirty days. Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans May 31, 2015. The Company had three stock issuances. Issuance to its founder in the amount of 62,500,000 restricted common shares and 2,000,000 preferred shares, all at par value of .0001 on May 10, 2015. The Company issued to ETN Services LLC, a consulting company 2,000,000 shares of restricted common shares at par value of .0001 for services rendered to the Company. All issuance of stock were considered to be of nominal value through May 31, 2015.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory notes and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

 Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents at May 15, 2015 was $0.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, which is generally between three and five years. Depreciation expense was $0 at May 31, 2015.

Intangible Assets

Intangible assets are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of the respective asset, which is three years. Amortization expense at May 31, 2015 was $0.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of May 31, 2015, the company had approximate a Net Operating Loss Carryforward of $25,639 resulting in a deferred tax asset of $9,999 which had a full valuation allowance of $9,999 resulting in a net deferred tax asset of $0.

- F7 -

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period May 5, 2015(inception) through May 31, 2015 the Company has incurred $424 in organization cost and $18,400 in offering cost.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of May 31, 2015 there were no common stock equivalents or options outstanding.

Recently Issued Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Fair Value Measurements

ASC 820 and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

JOBS Act – Emerging Growth Company Status

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Share Based Expenses

The Company issued shares of stock for consulting expenses and legal fees.

NOTE 2 - EQUITY

Preferred Stock

On May 6, 2015 the Company issued 2,000,000 of its $.0001 par value preferred stock to its founding shareholder. The preferred has a 20:1 voting right compared to common stock.

Common Stock

On May 6 , 2015 the Company issued 62,500,000 shares of its $.0001 par value common stock to its CEO.

On June 13 , 2015 the Company issued 2,000,000 shares of its $.0001 par value common stock to ETN Services, LLC.

NOTE 3 – RELATED PARTY

The Company issued 62,500,000 shares of restricted common stock and 2,000,000 of its preferred stock on May 10, 2015, each at par value of .0001 to its founding shareholder who is also the CEO of the Company. The founder has also contributed $15,624 in expenses paid in behalf of the Company until there is a corporate cash account.

NOTE 4 - SUBSEQUENT EVENTS

The Company is in the process of a Form 1-A registration of 62,500,00 shares of its common stock which it expects to be effective this fiscal year. The Company has evaluated the events subsequent to the preparation of these financial statements and determined that no other material events have taken place.

NOTE 5 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

- F8 -

Weed Real Estate, Inc.
Balance Sheets

	As of November 30, 2015	As of May 31, 2015
	(unaudited)	(audited)

ASSETS

CURRENT ASSETS:
Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	4,040	3,365
Total Current Liabilities	4,040	3,365

TOTAL LIABILITIES	4,040	3,365

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred Stock; 20,000,000 shares authorized; par value $0.0001 per share; 2,000,000 shares issued and outstanding as of November 30, 2015 and May 31, 2015.	200	200
Common Stock:
500,000,000 shares authorized, par value $.0001 per share; 64,500,000 shares issued and outstanding as of November 30, 2015; 62,500,000 shares issued and outstanding as of May 31, 2015	6,450	6,250
Additional paid-in capital	15,624	15,624
Accumulated deficit	(26,314)	(25,439)
	.
TOTAL STOCKHOLDERS' DEFICIT	(4,040)	(3,365)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

 The accompanying notes are an integral part of these financial statements.

-F9-

WEED REAL ESTATE, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended	Six Months Ended
	November 30, 2015	November 30,2015
Revenues	$-	$-

Operating Expenses	675	875

Operating Loss	(675)	(875)

Net Income	$(675)	$(875)

Basic income (loss) per common share for continuing operations	$-	$-

Basic weighted average common shares outstanding	62,019,231	62,019,231

The accompanying notes are an integral part of these financial statements.

-F10-

Weed Real Estate, Inc.
STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid-in		Shareholders'
	Shares	Par	Shares	Par	Capital	Deficit	Deficit

Opening Balance, May 5, 2015 (inception)	-	$-	-	$-	$0	$-	$-

Common shares issued founder			62,500,000	6,250			6,250
Contribution of expenses					15,624		15,624
Preferred shares issued to founder	2,000,000	200	-	-			200
Net income						(25,439)	(25,439)
Balance, May 31, 2015 (audited)	2,000,000	$200	62,500,000	$6,250	$	$(25,439)	$(3,365)

Common shares issued for consulting			2,000,000	200			200
Net Income						(675)	(675)
Balance, November 30, 2015 (unaudited)	2,000,000	200	64,500,000	6,450	15,624	(26,314)	(4,040)

The accompanying notes are an integral part of these consolidated financial statements.

-F11-

Weed Real Estate, Inc.
STATEMENTS OF CASH FLOWS
	For the six months	For the six months
	ended November 30, 2015	ended November 30, 2014
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations	$(26,314)	$-
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Common shares issued for services	6,450	-
Preferred shares issued for services	200	-
Shares cancelled
Changes in:
Accrued expenses	4,040	-
Net cash provided by (used in) operating activities	(15,624)	-

CASH FLOWS FROM INVESTING ACTIVITIES
	-	-
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed	15,624	-

Net cash (used in) provided by financing activities	15,624	-
Net increase in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

- F12 -

Weed Real Estate, INC.

NOTES TO FINANCIAL STATEMENTS

As of NOVEMBER 30, 2015

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Weed Real Estate, Inc., (the Company), is a developmental stage company, incorporated under the laws of the State of Nevada on May 5, 2015. The company has elected May 31st as its fiscal year end. The company plans to provide real estate leasing services to the regulated cannabis industry within the United States. It is imperative to note that the company will only lease property to licensed marijuana growers and dispensary owners in the states where the growth of marijuana has been legalized. The company plans to provide complete turn-key facilities to these outside parties who can then utilize the property to further their own business operations. Weed Real Estate Inc. does not, and will not, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America. The role of the company will be to simply acquire warehouse/retail properties that are ideally suited for marijuana growers, with all the features and amenities that any top of the line grower would require, and then lease this property to interested parties in order to make a profit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing real estate leasing services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured.   In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are amounts due from real estate leasing services, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis and do not bear interest, although a finance charge may be applied to amounts outstanding more than thirty days. Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans as of November 30, 2015. To date the Company has had three stock issuances; Issuance to its founder in the amount of 62,500,000 restricted common shares and 2,000,000 preferred shares, all at par value of .0001 on May 10, 2015, and an issuance to ETN Services LLC, a consulting company in the amount of 2,000,000 shares of restricted common shares at par value of .0001 for services rendered to the Company. All issuance of stock are considered to be of nominal value as of November 30, 2015.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory notes and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

 Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents at November 30, 2015 was $0.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, which is generally between three and five years. Depreciation expense was $0 at November 30, 2015.

Intangible Assets

Intangible assets are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of the respective asset, which is three years. Amortization expense at November 30, 2015 was $0.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of November 30, 2015, the company had approximate a Net Operating Loss Carry forward of $26,314 resulting in a deferred tax asset of $10,229 which had a full valuation allowance of $10,229 resulting in a net deferred tax asset of $0.

- F13 -

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period May 5, 2015 (inception) through November 30, 2015 the Company has incurred $424 in organization cost and $18,400 in offering cost.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of November 30, 2015 there were no common stock equivalents or options outstanding.

Recently Issued Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Fair Value Measurements

ASC 820 and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

JOBS Act – Emerging Growth Company Status

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Share Based Expenses

The Company issued shares of stock for consulting expenses and legal fees.

NOTE 2 - EQUITY

Preferred Stock

On May 6, 2015 the Company issued 2,000,000 of its $.0001 par value preferred stock to its founding shareholder. The preferred has a 20:1 voting right compared to common stock.

Common Stock

On May 6, 2015 the Company issued 62,500,000 shares of its $.0001 par value common stock to its CEO.

On June 13, 2015 the Company issued 2,000,000 shares of its $.0001 par value common stock to ETN Services, LLC.

NOTE 3 – RELATED PARTY

The Company issued 62,500,000 shares of restricted common stock and 2,000,000 of its preferred stock on May 10, 2015, each at par value of .0001 to its founding shareholder who is also the CEO of the Company. The founder has also contributed $15,624 in expenses paid in behalf of the Company until there is a corporate cash account.

NOTE 4 - SUBSEQUENT EVENTS

The Company is in the process of a Form 1-A registration of 62,500,000 shares of its common stock which it expects to be effective this fiscal year. The Company has evaluated the events subsequent to the preparation of these financial statements and determined that no other material events have taken place.

NOTE 5 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

- F14 -

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered Securities since the Company’s inception May 5, 2015 and as of March 14, 2016. There have however, been shares issued as founder shares and for services rendered to the Company.

On May 6, 2015, the Company issued 62,500,000 shares of restricted common stock and 2,000,000 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO, CFO and sole Director, Douglas DiSanti.

On June 13, 2015, ETN Services LLC was issued 2,000,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. Thomas DeNunzio is the controlling party for ETN Services LLC.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 5, 2015 (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-11	Consent of Accounting Firm (1)
1A-12	Legal Opinion Letter (1)

____________________

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on March 14, 2016.

Weed Real Estate, Inc.

By: /s/ Douglas DiSanti
Name: Douglas DiSanti
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: March 14, 2016

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Douglas DiSanti  Signature: /s/ Douglas DiSanti  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: March 14, 2016

Name: Douglas DiSanti  Signature: /s/ Douglas DiSanti  Title: Chief Financial Officer (Principal Financial Officer)  Date: March 14, 2016

Name: Douglas DiSanti  Signature: /s/ Douglas DiSanti  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: March 14, 2016